EXHIBIT 23

               Consent of Independent Certified Public Accountants

As independent certified public accountants, we hereby consent to the incorporation by reference of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-3 (Registration Statement File Nos. 33-70326 and 33-49176), Form S-4/A (Registration Statement File No. 333-36375) and Forms S-8 (Registration Statement File Nos. 33-42516, 33-63501, 33-63503, 33-63499, 333-03937, 333-08475, 333-45691, 333-58771 and
333-8225).


ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
    March 1, 2001.